AMENDMENT NO. 21
TO
FIRST RESTATED MASTER DISTRIBUTION PLAN
(CLASS B SHARES)
(SECURITIZATION FEATURE)
     The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective July 31, 2013, as follows:
     WHEREAS, the parties desire to amend the Plan to change the name of Invesco U.S. Quantitative Core Fund to Invesco Low Volatility Equity Yield Fund and Invesco Global Quantitative Core Fund to Invesco Global Low Volatility Equity Yield Fund;
     NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.
     All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.
“SCHEDULE A TO
FIRST RESTATED
MASTER DISTRIBUTION PLAN
(CLASS B SHARES)
DISTRIBUTION AND SERVICE FEES
     The Fund shall pay the Distributor or the Assignee as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class B Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below to the average daily net assets of the Class B Shares of the Portfolio. Average daily net assets shall be computed in a manner used for the determination of the offering price of Class B Shares of the Portfolio.

	Maximum
	Asset
	Based	Maximum	Maximum
AIM COUNSELOR SERIES TRUST	Sales	Service	Aggregate
(INVESCO COUNSELOR SERIES TRUST)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Core Plus Bond Fund	0.75%	0.25%	1.00%
Invesco Global Real Estate Income Fund	0.75%	0.25%	1.00%
Invesco Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM EQUITY FUNDS	Sales	Service	Aggregate
(INVESCO EQUITY FUNDS)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Charter Fund	0.75%	0.25%	1.00%
Invesco Constellation Fund	0.75%	0.25%	1.00%
Invesco Diversified Dividend Fund	0.75%	0.25%	1.00%
Invesco Summit Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM FUNDS GROUP	Sales	Service	Aggregate
(INVESCO FUNDS GROUP)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco European Small Company Fund	0.75%	0.25%	1.00%
Invesco Global Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Small Company Fund	0.75%	0.25%	1.00%
Invesco Small Cap Equity Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM GROWTH SERIES	Sales	Service	Aggregate
(INVESCO GROWTH SERIES)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Balanced-Risk Retirement Now Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2020 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2030 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2040 Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Retirement 2050 Fund	0.75%	0.25%	1.00%
to Invesco Global Low Volatility Equity Yield Fund	0.75%	0.25%	1.00%
Invesco Growth Allocation Fund	0.75%	0.25%	1.00%
Invesco Income Allocation Fund	0.75%	0.25%	1.00%
Invesco International Allocation Fund	0.75%	0.25%	1.00%
Invesco Mid Cap Core Equity Fund	0.75%	0.25%	1.00%
Invesco Moderate Allocation Fund	0.75%	0.25%	1.00%
Invesco Conservative Allocation Fund	0.75%	0.25%	1.00%
Invesco Small Cap Growth Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM INTERNATIONAL MUTUAL FUNDS	Based	Maximum	Maximum
(INVESCO INTERNATIONAL MUTUAL	Sales	Service	Aggregate
FUNDS)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Asia Pacific Growth Fund	0.75%	0.25%	1.00%
Invesco European Growth Fund	0.75%	0.25%	1.00%
Invesco Global Growth Fund	0.75%	0.25%	1.00%
Invesco Global Small & Mid Cap Growth Fund	0.75%	0.25%	1.00%
Invesco International Core Equity Fund	0.75%	0.25%	1.00%
Invesco International Growth Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT FUNDS)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Balanced-Risk Allocation Fund	0.75%	0.25%	1.00%
Invesco Balanced-Risk Commodity Strategy Fund	0.75%	0.25%	1.00%
Invesco China Fund	0.75%	0.25%	1.00%
Invesco Developing Markets Fund	0.75%	0.25%	1.00%
Invesco Emerging Market Local Currency Debt Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENT FUNDS)	Charge	Fee	Fee
Invesco Global Health Care Fund	0.75%	0.25%	1.00%
Invesco International Total Return Fund	0.75%	0.25%	1.00%
Invesco Endeavor Fund	0.75%	0.25%	1.00%
Invesco Select Companies Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
AIM INVESTMENT SECURITIES FUNDS	Based	Maximum	Maximum
(INVESCO INVESTMENT SECURITIES	Sales	Service	Aggregate
FUND)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Dynamics Fund	0.75%	0.25%	1.00%
Invesco Global Real Estate Fund	0.75%	0.25%	1.00%
Invesco High Yield Fund	0.75%	0.25%	1.00%
Invesco Money Market Fund	0.65%	0.25%	0.90%
Invesco Municipal Bond Fund	0.75%	0.25%	1.00%
Invesco Real Estate Fund	0.75%	0.25%	1.00%
Invesco U.S. Government Fund	0.75%	0.25%	1.00%

	Maximum
	Asset
	Based	Maximum	Maximum
AIM SECTOR FUNDS	Sales	Service	Aggregate
(INVESCO SECTOR FUNDS)	Charge	Fee	Fee
Portfolio — Class B Shares

Invesco Energy Fund	0.75%	0.25%	1.00%
Invesco Gold & Precious Metals Fund	0.75%	0.25%	1.00%
Invesco Leisure Fund	0.75%	0.25%	1.00%
Invesco Technology Fund	0.75%	0.25%	1.00%
Invesco Dividend Income Fund	0.75%	0.25%	1.00%”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: February 6, 2013

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